SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report - December 24, 2003

HARLEYSVILLE NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

___________________

Pennsylvania	23-2210237
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

483 Main Street
Harleysville, Pennsylvania
(Address of principal executive office and zip code)

(215) 256-8851
(Registrant’s telephone number, including area code)

___________________

Item 5 Other Events .

Item 5 (c) Exhibits:
Exhibit 99 - Press Release of Registrant, dated December 24, 2003 of Harleysville National Corporation
    (furnished pursuant to Items 5 hereof).

Item 9 Regulation FD Disclosure .

(Information is being provided under Item 12 as well as under Item 9, in accordance with SEC Release No.  33-8216.)

On December 24, 2003, Harleysville National Corporation issued a press release announcing that it has received the approval of the Office of the Comptroller of the Currency to combine the charters of its subsidiary banks, Citizens National Bank and Security National Bank, into its largest subsidiary, Harleysville National Bank and Trust Co. This press release is furnished in this report, pursuant to Item 5 hereof, as Exhibit 99.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE NATIONAL CORPORATION

/s/ Walter E. Daller, Jr.
Walter E. Daller, Jr., Chairman, President and Chief Executive Officer
(Principal executive officer)

Dated: December 24, 2003

EXHIBIT INDEX

Page
Exhibit 99 Press Release dated December 24, 2003, of Harleysville National Corporation	4
(furnished pursuant to Item 5 hereof).